UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

AMERITYRE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005
(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 23, 2017, Michael F. Sullivan, the Company’s Chief Executive Officer finalized the negotiation of the replacement and extension of his employment contract.

While all material compensation terms were finalized February 23, 2017 other items within the agreement, attached as Exhibit 10.1, were finalized as of March 23, 2017. The Agreement replaces the current employment agreement and extends his term of employment to December 31, 2018.

•	Mr. Sullivan’s compensation package is a summarized below. See the full agreement in Exhibit 10.1.

•	Compensation.

(a) Annual salary of $150,000 per year

(b) Stock award of 2.4 million shares of the Company’s common stock vesting ratably over twenty-three months (February 2017 – December 2018);

 (c) Bonus compensation up to five (5)% of annual salary under Section 5(a) based on certain financial performance objectives:

Health and medical insurance as available for full-time employees, and participation in any retirement, pension, profit-sharing, stock option, or other plan as in effect from time to time on the same basis as other employees.

(e)  Stock options as previously awarded and detailed on Mr. Sullivan’s Form 4 filed on March 22, 2017 were not amended or adjust.  Options for 480,000 shares of the Company’s common stock at an exercise price of $.10 per share to be awarded on January 1, 2018. These Options will expire on December 31, 2021 and will vest on a monthly basis throughout calendar year 2018 (40,000 shares per month).

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.
10.1 Michael F. Sullivan compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  March 27, 2017

AMERITYRE CORPORATION

/s/ Lynda R. Keeton-Cardno
Lynda R. Keeton-Cardno
Chief Financial Officer
(Principal Financial and Accounting Officer)